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                                                                  EXHIBIT (c)(3)


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RELTEC Corporation
5900 Landerbrook Drive
Suite 300
Cleveland, Ohio  44124-4019

Telephone:(440) 460-3600
FAX (440) 460-3690



CONFIDENTIAL


February 4, 1999


Mr. John C. Mayo
Finance Director
The General Electric Company, p.l.c.
One Bruton Street
London, UK  W1X 8AQ

Dear Mr. Mayo:

In connection with your consideration of a possible business combination transaction ("Transaction") involving RELTEC Corporation, we have agreed to provide each other with certain information that is either non-public, confidential or proprietary in nature. All information furnished by or on behalf of either company (the "Disclosing Party") to the other (the "Receiving Party"), or to its respective directors, officers and other employees, Affiliates (as defined in Section 10(a) below), attorneys, accountants, financial advisors, persons contemplating providing financing, experts or other consultants (collectively "representatives") (whether before or after the date of this Agreement), together with all notes, memoranda, analyses, compilations, studies or other textual, numerical or graphical material prepared by the Receiving Party or its respective representatives which contain or otherwise reflect such information or the Receiving Party's view of, or interest in, the Disclosing Party, is hereafter referred to as the "Information." As used herein, Information shall include information in any form, whether written, visual, oral or otherwise. In consideration of our being furnished with the Information, we each agree that:

     1. The Information will be kept confidential by the Receiving Party and its representatives and will not, without the Disclosing Party's prior written consent, be disclosed by the Receiving Party or by its representatives, in any manner whatsoever, in
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February 4, 1999
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     whole or in part, and shall not be used by the Receiving Party or its representatives directly or indirectly for any purpose other than evaluating, negotiating or effecting a Transaction. Moreover, we each agree to transmit the Information only to our respective representatives who need to know the Information for the purpose of evaluating, negotiating or effecting the Transaction and who are informed by the applicable Receiving Party of the confidential nature of the Information and who agree to be bound by the terms of this letter agreement applicable to representatives. Each party shall be responsible for any breach of this letter agreement by its respective representatives.

     2. The Information which is furnished to a Receiving Party, or to its representatives, will be destroyed or returned to the Disclosing Party as soon as reasonably practicable upon the Disclosing Party's request without retaining any copies thereof. That portion of the Information which consists of notes, memoranda, analyses, compilations, studies or other textual, numerical or graphical material prepared by the Receiving Party or its respective representatives, will, at the request of the Disclosing Party, be destroyed or erased, and such destruction or erasure shall be certified in writing to the Disclosing Party by an authorized officer supervising such destruction or erasure. Notwithstanding the return, destruction or erasure of Information, the Receiving Party shall continue to be bound by the restrictions on disclosure and non-use of the Disclosing Party's Information set forth herein.

     3. This letter agreement shall be inoperative as to such portions of the Information which (i) are or become generally available to the public through no fault or action of Receiving Party or its representatives; (ii) become available to Receiving Party, its representatives or to the general public on a non-confidential basis from a source, other than the Disclosing Party, which is not prohibited from disclosing such portions by a contractual, legal or fiduciary obligation; (iii) were known to Receiving Party or its representatives on a non-confidential basis prior to its disclosure to Receiving Party or its representatives by Disclosing Party or one of its representatives or (iv) are developed independently by Receiving Party without reference to any of the Information disclosed by the Disclosing Party. In the event of a dispute, the party asserting that information is within any of the exceptions set forth in the foregoing clauses (i) through (iv) shall have the burden of proving that such information is within the scope of such exception.

     4. Except for such public disclosure as may be necessary, in a party's good faith judgment following consultation with outside counsel, for such party not to be in violation of any applicable law, regulation, order or stock exchange rule or regulation, or with the prior written consent of the other party, such party and its representatives shall not:
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February 4, 1999
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          (a) make any disclosure to any person of (i) the fact that discussions, negotiations or investigations are taking or have taken place concerning a Transaction, (ii) the existence or contents of this letter agreement, or the fact that either party has requested or received Information from the other party, or (iii) any of the terms, conditions or other facts with respect to any proposed Transaction, including the status thereof, or

          (b) make any public statement concerning a proposed Transaction.

     If a party proposes to make any disclosure (following consultation with outside counsel) for such party not to be in violation of any applicable law, regulation, order, or stock exchange rule or regulation, such party shall, if practicable, provide the other party with the text of the proposed disclosure as far in advance of its disclosure as is reasonably practicable and shall in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information that such party proposes to disclose. The term "person" as used in this letter shall be broadly interpreted to include, without limitation, any corporation, company, governmental agency or body, partnership or individual.

     5. Each party acknowledges that it is aware, and each party will advise its representatives who are informed as to the matters which are the subject of this letter agreement, that certain laws prohibit any person who has received material, non-public information concerning the matters which are the subject of this letter agreement from purchasing or selling securities of either party or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Nothing herein shall constitute an admission by either party that any Information of the other party in fact contains material non-public information concerning the other party.

     6. In the event that the Receiving Party or any of its representatives is required by statute, rule, regulation, or stock exchange rule or regulation or is requested in any proceeding to disclose any Information of the Disclosing Party, the Receiving Party or such representative will give the Disclosing Party prompt notice of such request so that the Disclosing Party may seek an appropriate protective order. It is further agreed that, if in the absence of a protective order, the Receiving Party or such representative is nonetheless compelled to disclose Information of the Disclosing Party, the Receiving Party or such representative may disclose such Information without liability under this agreement, provided, however, that the Receiving Party or such representative gives the Disclosing Party written notice of the Information to be disclosed as far in advance of its disclosure as is reasonably practicable and, upon the request of and at the expense of the Disclosing Party,
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February 4, 1999
Page 4

     uses reasonable efforts to obtain assurances that confidential treatment will be accorded to such Information.

     7. During the course of each party's evaluation of a possible Transaction, all inquiries and other communications are to be made only to such directors, officers and employees of the other party as such other party shall authorize. Accordingly, each party agrees not to directly or indirectly contact or communicate with any other shareholder, director, officer or other employees of the other party regarding any matter relating to a Transaction prior to the public announcement (if any) of a Transaction by the parties without the consent of the other party. Each party agrees that, without the other party's prior written consent, it will not, for a period of eighteen (18) months from the date of this letter agreement, directly or indirectly, solicit or induce or attempt to solicit or induce any key employee with whom a party became acquainted as a result of evaluating, negotiating or effecting a Transaction, to terminate their employment with the other party. For the purposes hereof, solicitation or inducement shall not include the placement of any employment advertisement in a publication of general circulation.

     8. Although the Disclosing Party has endeavored to include in the Information of the Disclosing Party information known to it which it believes to be relevant for the purpose of the Receiving Party's investigation, the Receiving Party acknowledges that neither the Disclosing Party nor any of its representatives have made or make any representation or warranty as to the accuracy or completeness of such Information. The Receiving Party agrees that neither the Disclosing Party nor any of its representatives shall have any liability to the Receiving Party or any of the Receiving Party's representatives resulting from the use of the Information of the Disclosing Party. Legal effect will be given only to those representations or warranties that are made in a definitive written agreement memorializing the Transaction when, as, and if, executed and delivered by the parties hereto, and subject to such limitations and restrictions as may be specified in such definitive agreement.

     9. Each party agrees that money damages would not be a sufficient remedy for any breach of this agreement by such party or its representatives, and that in addition to all other remedies each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach by the other party, and each party further agrees to waive and to use its reasonable efforts to cause its representatives to waive any requirement for the securing or posting of any bond in connection with such remedy.

     10.(a) Each party agrees that for a period of two (2) years after the date hereof unless and until it shall have been specifically invited or authorized in writing by the other party, it will not, and will cause each of its Affiliates (as defined below) who have been provided
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The General Electric Company, p.l.c.
February 4, 1999
Page 5

     Information not to, directly or indirectly, either alone or in concert with others, solicit, seek or offer to effect, negotiate with or provide any information to the Board of Directors of the other party, to any director or officer of the other party or to any shareholder or security holder of the other party or otherwise make any public announcement or proposal or offer whatsoever with respect to, (i) any form of business combination or similar transaction involving the other party including, without limitation, a merger, consolidation, tender or exchange offer, sale or purchase of a business or securities or of material assets outside of the ordinary course of business, or dissolution or liquidation of the other party, (ii) any type of restructuring, recapitalization or similar transaction with respect to the other party, or (iii) any request or proposal to amend, waive or terminate any provision of this Section 10(a) or 10(b). With respect to any party, the term "Affiliates" shall mean a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such party.

           (b) Each party agrees that for a period of two (2) years after the date hereof, without the prior written consent of the other party, it will not, and will cause each of its Affiliates who have been provided Information not to, singly or as part of a "partnership, limited partnership, syndicate or other group" (as those terms are used within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meanings shall apply for all purposes of this agreement), directly or indirectly, through one or more intermediaries or otherwise:

                  (i) acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, (A) any securities entitled to, or that may be entitled to, vote generally in the election of the other party's Board of Directors (collectively, "Voting Securities"), or
            (B) any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities, or (C) any material assets or securities of the other party;

                  (ii) make, or in any way participate, in any "solicitation" of
            "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to the Voting Securities (including by the execution of action by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 of the Exchange Act) with respect to the other party, seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities or demand a copy of the other party's stock ledger, list of its shareholders, or other books and records;
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February 4, 1999
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                   (iii) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of the other party or any material assets of the other party or rights to acquire such securities or which seeks or offers to affect control of the other party or for the purpose of circumventing any provisions of this agreement; or

                   (iv) otherwise act, alone or in concert with others
             (including by providing financing to another party), to seek or offer to control, in any manner, the management, Board of Directors or policies of the other party.

      11. Notwithstanding anything to the contrary contained herein, this agreement shall not prohibit:

             (a) The General Electric Company, p.l.c. ("GEC") or its Affiliates from acquiring any securities of RELTEC Corporation ("RELTEC") from Kohlberg Kravis Roberts & Co., L.P. ("KKR") or its Affiliates, or from entering into any other transaction or arrangement, or negotiation or discussion related thereto, with KKR or its Affiliates or from making any solicitation or offer related thereto, or providing any Information to KKR or its Affiliates; provided that all such solicitations, offers, negotiations, discussions or the provision of Information shall be made only to those representatives of KKR who are members of the Board of Directors of RELTEC (at the date of this letter the KKR representatives on the Board are Henry Kravis, George Roberts, James Greene, Jr. and Alexander Navab, Jr.; and GEC shall be advised of any changes in KKR representation on the Board) or such other persons as they may designate, or

             (b) either KKR or its Affiliates or RELTEC or its Affiliates from acquiring any stock of GEC or from entering into any other transaction or arrangement, or negotiation or discussion related thereto, or from making any solicitation or offer related thereto, or providing any Information to GEC or its Affiliates.

      12. This agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws principles or rules. Each party hereto consents and submits to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the adjudication of any action, suit, or proceeding arising out of or otherwise relating to this agreement.

      13. Neither party grants a license, by implication or otherwise, under any of such party's trade secrets or other intellectual property rights to the other party by entering into this
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      agreement or by furnishing Information of such party to the other party and its representatives. This agreement contains the sole and entire agreement between the parties with respect to the confidentiality of the Information and the confidentiality of their discussions, negotiations and investigations concerning a Transaction. This agreement may be amended, modified or waived only by a separate written instrument duly signed and delivered by or on behalf of both parties.

      14. The invalidity or unenforceability of any provision of this agreement shall not impair or affect the validity or enforceability of any other provision of this agreement unless the enforcement of such provision in such circumstances would be inequitable. It is expressly understood that this agreement is not intended to, and does not, constitute an agreement to consummate a Transaction, to conduct or continue negotiations with respect to a Transaction, or to enter into a definitive Transaction agreement, and neither party shall have any rights or obligations of any kind whatsoever with respect to such a Transaction by virtue of this letter agreement or by virtue of any other written or oral expression by the parties' respective representatives unless and until a definitive written Transaction agreement between the parties is executed and delivered by both parties, other than for the matters specifically agreed to herein. Both parties further acknowledge and agree that each party, in its capacity as a Disclosing Party, reserves the right, in its sole discretion, to provide or not to provide Information of the Disclosing Party to the Receiving Party under this letter agreement, to reject any and all proposals made by the other party or any of its representatives with regard to a Transaction, and to terminate discussions and negotiations at any time.

If you are in agreement with the foregoing, please so indicate by signing, dating and returning one copy of this agreement, which will constitute your agreement with respect to the matters set forth herein.

Very truly yours,

RELTEC Corporation

/s/ Scott A. Fine
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BY:  Scott A. Fine, Vice President - Finance
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The General Electric Company, p.l.c.
February 4, 1999
Page 8

Confirmed and agreed to:

The General Electric Company, p.l.c.



By: /s/ John C. Mayo
   --------------------
Dated: February 10, 1999